EXHIBIT 10.6



                                    AGREEMENT


       WHEREAS, Ajinomoto Co., Inc. ("Ajinomoto") of Tokyo, Japan desires to sponsor and fund a research and development program and BTRL Contracts and Services, Inc., doing business as Biotech Research Laboratories (BTRL) a wholly owned subsidiary company of Boston Biomedica, Inc., desires to provide the necessary services to perform such research (The Project), this Contract
Agreement is made this 1st day of October 1995 by Ajinomoto and BTRL. In consideration of the mutual promises set forth herein, the parties hereto state and agree as follows:

1. BTRL agrees, that in return for the payments to be made thereunder, it shall provide services including labor, materials and supplies, facilities and administrative support necessary to perform the Project as described in Attachment I, using its best efforts therein. This work will be performed under the direction of the Project Officer (Ajinomoto) and facilitated by a Principal Investigator (BTRL).

2. In consideration of the services to be performed by BTRL during the Project, Ajinomoto will pay BTRL in accordance with the budget specified in Attachment II.

       a. The Labor, Materials and Supplies and Other Direct Charges will reflect the actual usage on the Contract, and will be burdened with a [Language Deleted Due To Confidential Treatment Request.] Fringe Benefit Rate, an [Language Deleted Due To Confidential Treatment Request.] G&A Rate and a [Language Deleted Due To Confidential Treatment Request.] Fee as indicated. Fringe benefits will include: long-term disability, life insurance, earned time, tuition reimbursement, usually ten paid holidays, 401K plan and short term disability. No health insurance coverage will be offered to this class of employee ( "Project At-Will").

       b. The Rental and Other Fixed Overhead Costs will remain fixed in the course of the Project as indicated.

       c. Any required equipment purchases which are not billed directly to this contract, but which come from a Supplementary Budget, will not be burdened with G&A or Fee.

       The payments on each year's budget shall be payable in two equal semi-annual installments, the first of which shall be due as of the effective date of this Agreement and the remaining installments due at six month intervals thereafter. BTRL will provide Ajinomoto with monthly statements indicating the actual expenditures incurred on this Project.

       In the event that substantial changes in the proposed budget are requested by Ajinomoto, (such as hiring additional personnel or requiring substantial increases in the cost of Materials or Services), and such changes will exceed the proposed

                                    -Page 1-


       budget for the year, BTRL will request a Supplementary Budget and await Ajinomoto's approval prior to incurring these costs. Approved payments relating to the Supplementary Budget will be made in accordance with the manner detailed in a., b., c., above.

3. BTRL agrees that in the performance of the Project, it shall provide the personnel identified and required by Ajinomoto. Initially, this personnel shall consist of a Principal Investigator (10% effort), two full-time Technicians and one full-time Administrative Assistant. If requested by Ajinomoto, a full-time Senior Scientist or other personnel may be added at a subsequent time. Personnel hired by BTRL for the Project, other than the P.I., will be "Project At-Will" employees directly reimbursed by the Project. The scientific personnel working on the Project shall have the necessary scientific training and experience to perform the Project.

4. In further consideration of the payments to be made in Paragraph 2 above, BTRL shall provide two carpeted offices (designated as Room I and Ia on BTRL's floor plan), one for [Language Deleted Due To Confidential Treatment Request.], the on-site Project Officer employed by Ajinomoto, and another for the Administrative Assistant and scientific personnel. The offices will come equipped with a telephone extension connecting to the Company switchboard for internal and local use and a computer network connection. Private telephone line(s) will be provided by the Project as will any additional office improvements. BTRL also agrees to provide to the Project, laboratory space designated as Laboratory X and Xa on BTRL's floor plan. Laboratory Xa comes equipped with laboratory casework and cabinets. Laboratory X does not come equipped with laboratory casework or cabinets. Any additional casework , cabinets or laboratory renovations will be provided by the Project.

5. Ajinomoto agrees and shall require the Project Officer and any other Ajinomoto representative entering BTRL's premises to agree to the following:

       a. The presence of such person(s) in BTRL's premises is for the benefit of Ajinomoto and though BTRL will use reasonable efforts to maintain its premises in a safe condition, BTRL shall not be liable for any illness or injury suffered by such person(s) while in, on or around BTRL's premises, including its laboratories where infectious biological materials are or may be used.

       b. In the event of any illness or injury to such person(s) occurring on, in or around BTRL's premises, BTRL shall be released from any and all responsibility or liability for such illness or injury except to the extent such illness or injury occurred as a result of any intentional misconduct by BTRL. Ajinomoto shall defend BTRL against any such claims by such persons and indemnify BTRL from any liability arising from such claims.

                                    -Page 2-


       c. Ajinomoto shall have the responsibility of providing statutory workers compensation insurance and any other insurance coverage that may apply to such person(s).

       d. BTRL shall have no obligation to provide any insurance coverage whatsoever for the benefit of Ajinomoto or such person(s).

       e. Such person(s) shall abide by all BTRL policies and procedures, including those concerning health, security and safety, and any violation of such policies and procedures shall entitle BTRL to refuse to allow such person(s) on its premises and/or to require Ajinomoto to substitute other representatives for those who violate such policies and procedures.

       f. Any non-public information learned about any aspect of the business of BTRL and/or its affiliated companies (other than information concerning the Project) shall be held in full and complete confidence and shall not be used, or disclosed to any person or entity whatsoever, without the prior written consent of BTRL. The foregoing restriction shall apply to technical information, and financial and non-financial information including but not limited to know-how, formulae, patents, processes, procedures, sales information, manufacturing data and names of customers or vendors.

6.     This  Agreement and the Project shall extend for an initial term of three
       (3) years, which may be extended by mutual agreement for additional terms of one year each.

       Ajinomoto shall have the right to terminate this Agreement prior to September 30, 1998 by giving three (3) months prior written notice to BTRL. If however, Ajinomoto terminates this Agreement without cause for its own convenience BTRL shall be due the balance of all Fee as specified in the Project Budget (Attachment II). Except as otherwise provided above or unless explicitly agreed otherwise between the parties, neither party shall have the right to terminate this Agreement on or before October 30, 1998, except that either party may terminate this Agreement forthwith:

       a. in the event the other party shall breach any of its obligations under this Agreement and fails to remedy such breach within sixty
              (60) days from receipt of notice of such breach by the party not in default:

       b. in case of the other party's liquidation, bankruptcy or state of insolvency; or

       c. in the event the other party assigns this Agreement without the written consent of the terminating party.

       Upon   expiration  or  termination  of  this  agreement  for  any  reason whatsoever, all claims each party may have against the other party shall become due. The parties

                                    -Page 3-


       shall make up a list of such claims of each against the other. Such claims shall be offset and the net amount arrived at shall be settled within sixty (60) days from the termination of this agreement.


7. In order to protect the confidentiality of all confidential subject matter, the parties agree not to disclose or release such confidential subject matter to any person, laboratory, institution, corporation or other entity that is not directly participating in this Project; and, to not use or permit the use of said confidential subject matter for any purpose other than for the Project without first obtaining the express written permission of the other party, except under the following circumstances:

       a. Subject matter that, as of the signing of this agreement, is in the public domain;

       b. Subject matter that, as of the date of the signing of this agreement, can be shown by written evidence to have been known to either party;

       c. Subject matter that, at any time is received in good faith by either party from a third party who was lawfully in possession of the same and had the right to disclose the same; and

       d. Subject matter that the parties mutually agree in writing to release from the terms of this agreement.

8. Any and all discoveries and/or inventions arising from performance of the Project shall belong to Ajinomoto. BTRL shall, however, be entitled to a royalty of [Language Deleted Due To Confidential Treatment Request.] of the net sales of those products which are covered by a product patent arising out of the Project; and BTRL shall be entitled to a royalty of [Language Deleted Due To Confidential Treatment Request.] of the net sales of products covered by only a process patent arising from the Project. In the event a product is covered by both a product patent and a process patent, BTRL shall receive a royalty of [Language Deleted Due To Confidential Treatment Request.]. Royalty payments on products covered by patents shall continue for the life of the applicable patent. BTRL shall be entitled to a [Language Deleted Due To Confidential Treatment Request.] royalty on net sales of products utilizing technology developed under the Project if there is no patent on either the product or the process utilized therein. Royalty payments applicable to unpatented products or processes shall continue for a period of ten years from the date of the first commercial sale of a product utilizing the unpatented technology.

9. BTRL shall have a right of first refusal on an exclusive or semi-exclusive (with Ajinomoto) basis in the event Ajinomoto decides to license any patented technology arising from the Project. BTRL shall have the right to use unpatented technology in exchange for payment of a sum to be agreed upon by both parties during the term of its use; however, after ten years of royalty payments BTRL shall be deemed to have a paid up license to use such technology.

                                    -Page 4-


10. In the event that either of the parties hereto, at any time during the term of this Agreement, commits a breach of any provision thereunder, and fails to rectify such breach within sixty (60) days from the receipt of written notice thereof from the other party, such other party may be entailed to terminate this Agreement.

11. In the event of any dispute, the parties shall use their best efforts to resolve such dispute. If such dispute is not resolved within sixty (60) days of the first written notice thereof, either party may request arbitration, with such arbitration to take place in Rockville, Maryland, in accordance with the Commercial Mediation rules of the American Arbitration Association. The parties agree that they will be represented at the oral proceedings of such mediation by at least one of their authorized officers who may be assisted by one or more advisors. The cost of such mediation shall be shared equally by the parties, and each party shall bear its own expenses in connection with such mediation. The parties shall endeavor and shall instruct the mediator to have the mediation proceedings completed and a final resolution reached within 60 days of the date the mediator is appointed.

       This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland. In the event of an unsettled dispute, the parties mutually agree to the use of any federal or state court in the State of Maryland having jurisdiction over the subject matter thereof, and the parties hereby waive any and all rights to object to the laying of venue in any such court and to the right to claim that any such court may be an inconvenient forum. The parties hereby submit themselves to the jurisdiction of each such court and agree that service of process on them in any such action may be effected by notice in writing to the officials or their replacements who have signed this Agreement.

12. In the event of termination of or at the end of the Agreement Ajinomoto agrees to reimburse BTRL for those expenses incurred by the Project after the winding down of the Project. Sixty days prior to the end of the agreement BTRL will submit to the on-site Project Officer a list of expenses to be approved that will be incurred as a result of the end of the project

13.    Attachment I is a description of the Project.

14.    Attachment II is the Project Budget.

15.    Attachment III is the List of Equipment.

16. Attachment IV is a Building Floor Plan designating office and laboratory space to be assigned to the Project.

                                    -Page 5-


       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.


AJINOMOTO CO., INC.                 BTRL CONTRACTS  AND SERVICES, INC.


BY                                  BY
  ----------------------------        ------------------------------------------
Masakatsu Nakamura                  Richard T. Schumacher

TITLE                               TITLE
     -------------------------           ---------------------------------------
Managing Director                   President



                                    -Page 6-


                                  ATTACHMENT 1

Research Objectives

       a.     Relationship   between   immunodeficiency  and  plasma  levels  of
              L-cystine

              There is evidence to support the idea that persons with immunodeficiencies, such as Low Natural Killer Syndrome (LNKS), advanced and terminal stage cancers, HIV-1 infections, etc., have significantly lower plasma levels of certain essential amino acids, i.e., L-cystine and L-glutamine compared to those of healthy individuals. Since current assays for immunodeficiencies, specifically NK activity assays, require the use of radioisotopes and viable biological samples, a chemical assay to measure amino acids would be both simpler and easier. Our group is developing a colorimetric assay to determine plasma levels of L-cystine. This assay can be used in place of the more time-consuming NK activity assay to determine a person's immune status. The results we have obtained thus far using this colorimetric assay lend further support to the above hypothesis.

              The ultimate goal of this project is to develop a diagnostic kit that makes use of plasma levels of L-cystine as a marker for immunodeficiency.

       b. Support of clinical trials of Low NK Syndrome patients by treatment with Lentinan.

              The University of Pittsburgh School of Medicine, in cooperation with Ajinomoto Company, is planning clinical trials to gain FDA approval to administer Lentinan, a polysaccharide extracted from an edible Japanese mushroom, to patients with Chronic Fatigue Syndrome (CFS) with or without LNKS. Use of Lentinan in Japan has proven to be an effective immunopotentiator for the treatment of CFS and LNKS.

       c.     Examination of etiology of Low NK Syndrome

              Our group will also be collaborating with the University of Pittsburgh School of Medicine to determine the etiology of LNKS. As of now, there are three hypotheses as to the cause of LNKS: (1) an undetermined virus, (2) a defective metabolic pathway and/or
              (3) a genetic factor. Once the mechanism(s) that leads to LNKS has been defined, a quantitative assay, e.g., PCR in the case of a viral infection, can be utilized to further characterize the etiologic agent(s).


ATTACHMENT II
YEARLY COST BREAKDOWN

                            SUMMARY OF ANNUAL COSTS
                               AJINOMOTO CONTRACT

                                                                       3 YEAR
                                           YEAR 1   YEAR 2    YEAR 3    TOTAL
DIRECT LABOR
  Technician         [Language Deleted Due To Confidential Treatment Request.]
  Technician
  Admin Assistant    [Language Deleted Due To Confidential Treatment Request.]
  P.I.

TOTAL DIRECT
LABOR                [Language Deleted Due To Confidential Treatment Request.]

FRINGE BENEFITS

FACILITIES
OFFICE 272 SQUARE FT. [Language Deleted Due To Confidential Treatment Request.] LABS 892 SQUARE FT.

OTHER FIXED OVERHEAD COSTS

MATERIALS             [Language Deleted Due To Confidential Treatment Request.]

OTHER DIRECT
(HEALTH INSURANCE, POSTAGE, TRAVEL, PRIVATE TELEPHONE)

SUBTOTAL

G & A               [Language Deleted Due To Confidential Treatment Request.]

TOTAL COSTS
                     [Language Deleted Due To Confidential Treatment Request.]
FEE

TOTAL COSTS PLUS
FIXED FEE            [Language Deleted Due To Confidential Treatment Request.]

EQUIPMENT

DIRECT LABOR BASED ON 1856 PERON HOURS PER YEAR



                                 ATTACHMENT III

FURNITURE/COMPUTER EQUIPMENT:

Ajinomoto owns desks, chairs, and file cabinets for Dr. Aoki and his staff; 2 IBM compatible computers, 1 laser printer, and 1 laserjet fax.

EQUIPMENT:

Ajinomoto owns the following equipment:

Miscellaneous equipment, supplies, disposable labware, chemicals, etc.
Locker
Scotsman Ice Maker
LKB Ultraspec Plus (Spectrophotometer)
Perkin Elmer Thermal Cycler (Gene Amp PCR System 9600)
Sorvall RT6000B Refrigerated Centrifuge
Ohaus balance
3x Forma Scientific Water-Jacketed Incubator
2x Olympus CK2 Microscopes
Olympus CK2 Microscope with Camera
Zeiss Axiophot Fluorescence Microscope
Skatron A/S Plate Washer
HPLC equipment
Branson 8200 Sonifier
Orion Research pH meter
Sartorius Balance
Ohaus GT480 Balance
2x Refrigerator/Freezers
Beckman 18-70M Ultracentrifuge
Revco (-70%C) freezer (Deep Freezer)
Napco 201 and 202 water baths
Beckman Microfuge 12
Power Supply
Fischer Biotech UV Box
HP Quiet Jet Printer
Titertek Multiskan Mcc/340 Plate Reader
Mistral 3000E Centrifuge
Beckman J2-M1 Centrifuge
Fire Safety Cabinet
Hoeffer Transfor
Packard Liquid Scintillation Analyzer
Branson Sonifier 250
LKB-HPLC Variable Monitor
LKB-HPLC Superac
LKB-HPLC LC Controller
LKB-HPLC HPLC Pump



                                 Attachment IV

                          [FLOOR PLAN -- UPPER LEVEL]



                                 Attachment IV

                          [FLOOR PLAN -- LOWER LEVEL]